Exhibit 99.2

SYSOREX COMPLETES SEPARATION FROM INPIXON

BEGINS “REGULAR WAY” TRADING ON OTC MARKETS UNDER THE SYMBOL “SYSX”

Herndon, Virginia, September 4, 2018 – Sysorex, Inc. (“Sysorex”) today announced the completion of its spin-off from Inpixon (Nasdaq: INPX) as an independent public company that offers right fit information technology and telecommunications solutions and professional services to commercial and government customers enabling organizations to manage, protect, and monetize their enterprise assets whether on-premises, in the cloud, or via mobile. Sysorex is anticipated to begin “regular way” trading on the OTC Markets on Tuesday, September 4, 2018, under the ticker symbol “SYSX.” Sysorex has applied to have its common stock quoted on the OTCQB platform of the OTC Markets.

Sysorex is led by Zaman Khan, Chief Executive Officer, President and a director, and Vincent Loiacono, as its Chief Financial Officer. Nadir Ali will continue to serve as a director and Chairman of the Board for continuity.

“Today we’re excited to announce the completion of the separation of Sysorex, Inc. from Inpixon,” said Zaman Khan, Chief Executive Officer of Sysorex. “We believe that we will now be able to more effectively pursue our operating priorities and strategies and concentrate our efforts on pursuing long-term growth and profitability by leveraging our brand and reputation in the industry, particularly within the federal government, and focusing exclusively on providing IT solutions and professional services that help our customers perform more efficiently and effectively to meet their business goals and objectives.”

In connection with the transaction, Inpixon distributed one share of Sysorex common stock for every three shares of Inpixon common stock to its stockholders (including holders of Inpixon’s Series 4 Convertible Preferred Stock) and holders of outstanding warrants of record as of August 21, 2018 entitled to participate in the distribution (collectively, the “Distributees”). No fractional Sysorex shares were issued; however, Distributees who would otherwise have been entitled to receive a fractional Sysorex share in the distribution will instead receive cash in lieu of that fractional share. The Sysorex shares were distributed at 4:01 Eastern time on August 31, 2018 in a distribution that is intended to be tax-free for U.S. federal income tax purposes, provided, however, that the receipt of cash in lieu of fractional shares generally will be taxable to the recipient for U.S. federal income tax purposes,. RECIPIENTS OF SYSOREX SHARES ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE SPIN-OFF TO THEM.

In addition, prior to and in connection with the separation, Inpixon contributed $2 million to Sysorex in existing cash used for working capital needs and other general corporate purposes including the satisfaction of certain outstanding payables.

For additional information regarding the spin-off please visit: http://client.irwebkit.com/sysorexinc/faqs.

ABOUT SYSOREX

Sysorex, Inc. provides information technology and telecommunications solutions and services to commercial and government customers primarily in the United States. Sysorex’s goal is to deliver right-fit information technology solutions that help organizations reach their next level of business advantage. To that end, Sysorex provides a variety of IT services and/or technologies that enable customers to manage, protect, and monetize their enterprise assets whether on-premises, in the cloud, or via mobile. For more information regarding Sysorex, please visit www.sysorexinc.com

Cautionary Statement Regarding Forward Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended), including but not limited to statements regarding Sysorex’s expectations of its ability to effectively pursue its operating priorities and strategies and to achieve growth and profitability. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These forward-looking statements are subject to a number of risks, including those described in the risk factors set forth in Sysorex’s registration statement on Form 10, as amended, originally filed with the Securities and Exchange Commission (SEC) on June 15, 2018, including the Information Statement filed as exhibit 99.1 to the Form 10, as such factors may be updated from time to time in periodic filings with the SEC, which are available on the SEC’s web site at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Sysorex’s filings with the SEC. Sysorex undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

For More Information:

CORE IR
Scott Arnold, +1 516-222-2560
Managing Director
www.coreir.com